                                                                    Exhibit 12.1

SHOP VAC CORPORATION AND SUBSIDIARIES
EXHIBIT 12.1
STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(THOUSANDS, EXCEPT RATIOS)


                                                                                                 NINE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                   SEPTEMBER 30,
                                        -----------------------------------------------------  ----------------------
                                          1991       1992       1993       1994       1995          1995       1996
                                        -------   --------   ---------   --------   ---------   ---------  ----------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES, AND CUMULATIVE
EFFECT OF CHANGES IN ACCOUNTING
PRINCIPLES                              11,880     18,462     17,255      17,447       4,182      1,199         496

INTEREST EXPENSE                         8,174      8,142      7,210       8,826      11,629      8,966       7,175

INTEREST COMPONENT OF RENTAL EXPENSE       165        111        133         154         218        172         157
                                        ------    -------    -------     -------    --------    -------    --------
                                        20,219     26,715     24,598      28,427      16,029     10,337       7,828
                                        ======    =======    =======     =======    ========    =======    ========

INTEREST EXPENSE                         8,174      8,142      7,210       8,826      11,629      8,966       7,175

INTEREST COMPONENT OF RENTAL EXPENSE       165        111        133         154         216        172         157
                                        ------    -------    -------     -------    --------    -------    --------
                                         8,339      8,253      7,343       8,980      11,847      9,138       7,332
                                        ======    =======    =======     =======    ========    =======    ========

FIXED CHARGE COVERAGE RATIO                2.4        3.2        3.3         2.9         1.4        1.1         1.1
                                        ======    =======    =======     =======    ========    =======    ========